UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2005

MarkWest Hydrocarbon, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	1-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 8, 2005, MarkWest Hydrocarbon, Inc. (the “Company”) received Waiver Letters with respect to the Senior Credit Facility, dated as of October 25, 2004, by and among the Company, as Borrower, the Lenders referred to therein and the other parties thereto.  The Waiver Letters waive any breach related to the Company’s inability to deliver audited financials of the Company and the accompanying opinion of the Company’s independent certified public accountants by the 90th day after the fiscal year end and 45th day after the first and second quarters of 2005, until August 31, 2005.

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 11, 2005, the Company received a letter from the American Stock Exchange (“AMEX”), advising that AMEX had accepted the Company’s submitted Plan of Action to bring it back into compliance with the Exchange’s listing requirements.  The Company is not in compliance with the continued listing standards of the Exchange, Section 101 of the AMEX Company Guide, as a result of the Company’s failure to timely file certain Form 10-Ks and Form 10-Qs (the “SEC Filings”) with the Securities Exchange Commission (“SEC”), but under this accepted Plan of Action, listing is being continued pursuant to an extension of the previous AMEX filing compliance date.

The Plan of Action establishes a schedule for the Company to complete and file its Annual Report on Form 10-K for year ended December 31, 2004, and in conjunction therewith its restated financial statements, Forms 10-Q/A for the first three quarters of 2004, and its Quarterly Report on Form 10-Q for the first quarter of 2005, by a targeted completion date of August 15, 2005.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibit identified below is filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Waiver Letters.
99.1	Press Release Dated July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MarkWest Hydrocarbon, Inc., as registrant, has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

MarkWest Hydrocarbon, Inc.
(Registrant)

Date: July 14, 2005	By:	/s/ Frank M. Semple
Name: Frank M. Semple
Title: Chief Executive Officer

Exhibit Index

10.1	Waiver letters.
99.1	Press Release Dated July 11, 2005.